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                                                                    Exhibit 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-94190, 333-04607 and 333-74303) of The Chase Manhattan Bank and Chase Manhattan Bank USA, National Association of our report dated March 26, 2001 appearing as
Exhibit 99.3 of this Form 10-K.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

New York, New York
March 26, 2001